SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                               __________________

                                    FORM 8-K
                               __________________

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported):  February 7, 2006
                               __________________

                                 NS8 CORPORATION
             (Exact Name of registrant as specified in its charter)

                            _________________________


           Delaware                 333-75956               13-4142621
       (State or other            (Commission             (IRS Employer
jurisdiction of incorporation)    File Number)         Identification No.)

              One Union Square, Suite 1525, 600 University Street,
                          Seattle, Washington     98101
             (Address of Principal Executive Offices)     (Zip Code)

       Registrant's telephone number, including area code:  (206) 331-4545

  Former Name or Former Address, if Changed Since Last Report:  Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act  (17  CFR  240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act  (17  CFR  240.13e-4(c))


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ITEM  1.01  ENTRY  INTO  A  MATERIAL  DEFINITIVE  AGREEMENT.

On November 14, 2005, NS8 Corporation (the "Company") entered into a Securities Purchase Agreement (the "Agreement"), and on February 7, 2006, the Company entered into Amendment No. 1 to the Securities Purchase Agreement (the
"Amendment"). Pursuant to the Agreement, the Company agreed to sell approximately $3.16 million of secured convertible debentures to Cornell Capital Partners, L.P. The purpose of the Amendment was to appoint a replacement escrow agent and to confirm the obligation of the parties to close on the sale of the secured convertible debentures. The Company also entered into an Escrow
Agreement,  dated  February  7,  2006,  with  the  replacement  escrow  agent.

A copy of the Amendment and the Escrow Agreement are filed as exhibits to this current report and are incorporated herein by reference.


ITEM  9.01  FINANCIAL  STATEMENTS  AND  EXHIBITS.

Exhibit  No.  Description
------------  -----------
10.61 Amendment No. 1 to the Securities Purchase Agreement, dated as of February 7, 2006.
10.62         Escrow  Agreement,  dated  as  of  February  7,  2006


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NS8  Corporation
(Registrant)

Date:     February  7,  2006     By:     /s/ Ricardo  Rosado
                                         -------------------
                                         Ricardo  Rosado
                                         Chief  Financial  Officer


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